UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018 (February 8, 2018)

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800,

Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 8, 2018, Monarch Energy Holdings LLC, an affiliate of Monarch Alternative Capital LP (“Monarch”), submitted to Resolute Energy Corporation (“Resolute” or the “Company”) (i) a notice of nomination of three director candidates to stand for election to the Resolute Board of Directors at the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”) and (ii) a proposal to be made at the 2018 Annual Meeting that would repeal any provision of the Bylaws of the Company in effect at the time of the 2018 Annual Meeting that was not included in the Bylaws of the Company in effect as of February 8, 2018 and as publicly filed with the Securities and Exchange Commission (the “SEC”) prior to February 8, 2018.

The Company’s Corporate Governance/Nominating Committee will review the Monarch-proposed nominees and the Board will present its recommendation with respect to the election of directors in its definitive proxy statement and White proxy card, which will be filed with the SEC and mailed to all stockholders eligible to vote at the 2018 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2018	RESOLUTE ENERGY CORPORATION

	By:	/s/ Richard F. Betz
Richard F. Betz
Chief Executive Officer